Exhibit 10.8

                     CONTRIBUTION AND DIVESTITURE AGREEMENT


                 CONTRIBUTION AND DIVESTITURE AGREEMENT dated as of _______ ___, 1994, among KNOGO CORPORATION, a New York corporation (the "Company"), and KNOGO NORTH AMERICA INC., a Delaware corporation and a wholly-owned subsidiary of the Company ("Knewco").


                              W I T N E S S E T H:

                 WHEREAS, the Company is engaged principally in the business of developing, manufacturing and marketing electronic article surveillance, closed circuit television and other products to deter and detect shoplifting and employee theft (the "Business"); and

                 WHEREAS, the parties hereto are parties to the Merger Agreement, dated as of August 14, 1994 (the "Merger Agreement"), providing for the merger (the "Merger") of the Company with and into Sensormatic Electronics Corporation, a Delaware corporation ("Sensormatic"); and

                 WHEREAS, it is contemplated that prior to the Merger, the Company shall contribute to Knewco certain of its assets used in the Business in the fifty states of the United States, the District of Columbia, Canada and Puerto Rico (the "Knewco Territory") and the goodwill and operations of the Business in the Knewco Territory, and that Knewco shall assume certain of the liabilities relating to such assets and operations, as more particularly set forth below; and

                 WHEREAS, it is further contemplated that following such contribution and prior to the Effective Time (as such term is defined in the Merger Agreement), the Company will divest itself of the business of Knewco either by distributing all of the shares of Common Stock, par value $.01 per share, of Knewco (the "Knewco Common Stock") to its stockholders (the "Knewco Stock Distribution") or selling all of the shares of Knewco Common Stock to a third party (the "Knewco Sale"), or an alternative transaction as contemplated in Section 11.7 of the Merger Agreement, in either case as contemplated in
Section 3 (the "Divestiture"), so that after the Divestiture, the Company will own no shares of capital stock of Knewco;

                 WHEREAS, it is the intention of the parties that following the Divestiture, the Company will retain its assets used in, and the goodwill and operations of, the Business outside the Knewco Territory (the "Retained Operations"), retain the rights and liabilities relating thereto and certain other liabilities, and retain the worldwide rights to certain technology; and

                 WHEREAS, the parties intend that in the event of a Knewco Stock Distribution, the transactions contemplated hereby qualify as a tax-free reorganization and spin-off under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended;

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the other agreements and instruments executed in connection with this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 1.       CONTRIBUTION OF ASSETS.

                 1.1 CONTRIBUTION OF ASSETS. On the Divestiture Date (as such term is defined in Section 2.1), subject to the terms and conditions of this Agreement, the Company shall contribute, convey, assign, transfer and deliver (collectively, "contribute") to Knewco all of the right, title and interest of the Company in and to the business operations and related goodwill of the Company in the Knewco Territory, and the Company's assets and properties located in the Knewco Territory related to such Business operations, as more particularly set forth below, subject to the exclusions set forth in Section
1.2 (the "Contributed Assets"). The Contributed Assets include the assets reflected on the pro forma balance sheet of Knewco as of May 31, 1994 and the schedules thereto, set forth as Annex A (the "May Pro Forma Balance Sheet"), and include also assets acquired thereafter in the ordinary course of the Business in the Knewco Territory and consistent with past practice, and in accordance with the principles used to allocate assets for the purposes of the Pro Forma Balance Sheet (the "Allocation Principles"), (as such assets shall be reflected, as of the Divestiture Date, on the Divestiture Date Balance Sheet (as defined in Section 7.6)), and are comprised of:

                 (a) real property owned in fee and leases, easements and other rights and interests in real property owned by others, to the extent located in the Knewco Territory, including without limitation the facilities located in Hauppauge, New York, as set forth in
         Schedule I (the "Contributed Realty");

                 (b) shares of all of the capital stock of Knogo Caribe Inc. ("Caribe") (whose assets include the Cidra, Puerto Rico manufacturing facility but will not include certain financial assets to be transferred to the Company and/or its subsidiaries as described in Section 1.6 (the "Caribe Financial Assets");

                 (c) machinery, equipment, plant, vehicles, office furniture and equipment, computer hardware, tools, spare parts, other chattels, fixtures and leasehold improvements located in the Knewco Territory;

                 (d)      inventories of raw materials, supplies,
         work-in-process and finished goods located in the Knewco Territory, in amounts appropriate to the operations of Knewco in the Knewco Territory;

                 (e) accounts receivable arising from the operations of the Business in the Knewco Territory, as listed or described on
         Schedule II, which shall not include any accounts receivable due from any subsidiaries of the Company (other than Caribe) (collectively, the "Acquired Subsidiaries") or any accounts receivable from customers outside the Knewco Territory or for products intended for use outside the Knewco Territory;

                 (f) all purchase and other orders from, and agreements with, customers relating to the sale, lease or maintenance of products for use in the Knewco Territory;

                 (g) all other contracts, agreements, equipment leases, licenses and other instruments relating to the operation of the Business in the Knewco Territory, all material items of which are listed or described on Schedule III (together with the orders and agreements referred to in Section 1.1(f), the "Assigned Instruments);

                 (h) United States and Canadian patents, trademark and trade name registrations, all applications therefor on the date hereof, and other intellectual property of the Company, used or useful in the Business in the Knewco Territory, as listed or described in Schedule IV, including without limitation the right to file patents and patent applications in the Knewco Territory corresponding to any of the patents and patent applications of the Company outside the Knewco Territory, or with respect to any intellectual property retained by the Company, and all of the Company's right to use the "Knogo" name and the Company's other trademarks and trade names in the Knewco Territory, and any rights or licenses held by the Company with respect to the use in the Knewco Territory of such intellectual property owned by others (pursuant to which Knewco shall have the exclusive right in the Knewco Territory) (including exclusivity as to the Company and Sensormatic or any person claiming through either of them) to make or have made, use, market, distribute, sell, lease, install, service and maintain the Company's products and use the "Knogo" name and the Company's other trademarks and trade names in the Knewco Territory (collectively, the "Contributed Intellectual Property"), subject to certain rights relating thereto as set forth in the License Agreement referred to in
         Section 2.2(j);

                 (i) originals or true and complete copies of books and records, including customer and supplier lists, employee records, tax records, credit files, quotations and bids, and all sales literature and specifications relevant to the operation of the Business in the Knewco Territory;

                 (j) all material governmental licenses, authorizations, consents and approvals required to carry on the Business in the Knewco Territory as now conducted, to the extent transferable;

                 (k) cash and cash equivalents in an amount determined pursuant to Section 1.5;

                 (l) prepaid expenses and deferred charges, as such prepaid expenses are described on Schedule V; and

                 (m)      the goodwill of the Business in the Knewco Territory,

all as the same exist on the date of this Agreement and shall exist on the Divestiture Date, subject only to the disposition of any assets in the ordinary course of business. No contract or agreement which is by law not assignable without the consent of any party thereto shall be deemed assigned pursuant to this Agreement unless and until such consent (or a waiver therefrom) is given. The Company agrees to use its best efforts to obtain prior to the Divestiture Date all such consents and waivers. If any such consent or waiver is not obtained before the Divestiture Date and the Divestiture is nevertheless consummated, the Company agrees to continue to use its best efforts to obtain all such consents or waivers as have not been obtained prior to such date and further agrees to cooperate with Knewco after such date in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for Knewco, on terms no less favorable than the Company is entitled to, the benefits under the applicable contract or agreement, including, without limitation, enforcement, at the cost and for the benefit of Knewco, of any and all rights of the Company against any other party thereto arising out of the breach or cancellation thereof by such party otherwise.

                 Failure to specifically identify on applicable Schedules hereto any assets, property or rights of the Company that are expressly intended to be contributed to Knewco pursuant to this Agreement shall not exclude such assets, property or rights from the Contributed Assets.

                 1.2 EXCLUDED ASSETS. The Contributed Assets shall not include, in addition to the Acquired Subsidiaries, any of the assets of the Company used in or relating to the Business outside of the Knewco Territory, including, without limitation, the goodwill of the Business outside of the Knewco Territory (collectively, the "Retained Assets"). Without limiting the foregoing, the Company shall in all events retain, and the Retained Assets shall include, all patents, trademark and trade name registrations, all applications therefor pending on the date hereof, and all other intellectual property used or useful in the Business outside the Knewco Territory (pursuant to which the Company shall have the exclusive right outside the Knewco Territory (including exclusivity as to the Company and persons claiming through the Company) to make or have made, use, market, distribute, sell, lease, install, service or maintain the Company's products outside the Knewco Territory), including without limitation (i) the right to apply for, receive and own patents in any jurisdiction outside the Knewco Territory corresponding to any of the patents and patent applications included in the patent rights in the Knewco Territory or other intellectual property included in the Contributed Assets, (ii) all know-how required for the manufacture or supply of the products used in the operation of the Business outside of the Knewco Territory, and (iii) the exclusive right to use the "Knogo" name and the Company's trademarks and trade names outside of the Knewco Territory (collectively, the "Retained Intellectual Property"), certain rights relating to which shall be the subject of the License Agreement. The parties hereto acknowledge that they will own in common certain know-how and technical information, which shall be included in both the Contributed Intellectual Property and the Retained Intellectual Property (the "Common Intellectual Property"). The Common Intellectual Property shall be subject to the exclusive rights of Knewco inside the Knewco Territory contemplated by Section 1.1(h) and the exclusive rights of the Company outside the Knewco Territory contemplated by this Section 1.2, and shall be further subject to the License Agreement.

                 1.3 ASSUMPTION OF LIABILITIES. In connection with the contribution of the Contributed Assets, Knewco shall assume and agree to pay, perform and discharge, as and when due, and shall hold the Company harmless from, all of the liabilities (including contingent liabilities) and obligations of the Company directly relating to (i) the employees who become employees of Knewco in connection with the Divestiture, (ii) Knewco's customers (including customers of the Company prior to the Divestiture Date) in the Knewco Territory, (iii) the Company's products sold or leased to such customers or
(iv) the assets and properties of the Company located in the Knewco Territory (the items referred to in clauses (i) through (iv) being sometimes referred to herein as the "Knewco Related Items") arising prior to and following the Divestiture Date, except as expressly excluded below (the "Assumed Liabilities"), including:

                 (a) current liabilities reflected on the May Pro Forma Balance Sheet or accrued following the date thereof by the Company in connection with the Business in the Knewco Territory and in accordance with the Allocation Principles;

                 (b) payroll liabilities to employees of the Company located in the Knewco Territory who become employees of Knewco for services rendered prior to the Divestiture Date, and benefit plan obligations, liabilities for accrued vacation, sick and holiday time, all other compensation due to such employees, and employment-related claims or liability to such employees (Knewco shall not assume such employment-related liabilities of employees of the Company who do not become employed by Knewco);

                 (c)      the Company's obligations under the Assigned
         Instruments;

                 (d) any liability (including contingent liabilities) of the Company with respect to any tort, product liability, general liability or other claim directly relating to the Knewco Related Items;

                 (e) any liability under any laws concerning the disposal or release of hazardous substances, public health and safety, or pollution or protection of the environment arising out of or relating to any of the Contributed Realty;

                 (f) all warranty obligations for products of the Company sold or delivered in the Knewco Territory or for use in the Knewco Territory;

                 (g) any liability of the Company for fines, penalties, damages or other like amounts payable by the Company to any government or governmental agency or instrumentality directly relating to the Knewco Related Items;

                 (h) real property, personal property, sales and payroll taxes of the Company directly relating to the Knewco Related Items; and

                 (i) all other liabilities and obligations arising out of the operation of the business of Knewco following the Divestiture Date.

Such liabilities, subject to the exclusions set forth below, are referred to collectively as the "Assumed Liabilities". In no event shall Knewco assume or be deemed to have assumed any of the following debts, obligations, liabilities or commitments of the Company:

                         (i) except as set forth in Section 1.3(h), any liability for Taxes (as such term is defined in the Merger Agreement) of the Company or any Acquired Subsidiary, and any Taxes imposed on the Company or Caribe arising as a result of the transfer of the Caribe Financial Assets as referred to in Section 1.6 or the transactions contemplated by this Agreement (other than pursuant to a Knewco Sale) or by the Merger Agreement;

                        (ii) any obligations of the Company to the banks listed on Schedule VI (the "Banks") arising under their respective loans to the Company listed on Schedule VI (the "Bank Loans");

                       (iii)      except as provided in Section 1.3(b) and
         Section 1.4, any liability to employees of the Company or to any of the Company's employee benefit plans;

                        (iv) any liability of the Company or Knewco for expenses reasonably incurred in negotiating, preparing or consummating the Merger or the transactions contemplated in this Agreement (including the Knewco Stock Distribution but not including the Knewco
         Sale); or

                        (v) all other liabilities of the Company not expressly assumed by Knewco as Assumed Liabilities.

                          Failure to specifically identify on applicable
Schedules hereto any liabilities or obligations of the Company that are expressly intended to be assumed by Knewco pursuant to this Agreement shall not exclude such liabilities or obligations from the Assumed Liabilities.

                          1.4     EMPLOYEE BENEFIT PLANS.

                          (a)     On or before the Divestiture Date, Knewco
shall adopt the Company Retirement Savings 401K Plan, subject to such amendment as Knewco deems appropriate.

                          (b)     Knewco will assume the currently existing
severance and vacation benefit arrangements covering the Company employees who became Knewco employees immediately after the Divestiture Date (each, a "Transferred Employee") and, for that purpose, shall recognize service with the Company; provided, however, that in the event any severance payments are made by the Company in accordance with Section 1.4(c), service with the Company shall not be recognized by Knewco for purposes of the severance arrangements covering the recipients of such payments.

                          (c)     The parties intend that, except as provided
below, no severance pay shall become payable as a result of the transfer of the Transferred Employees to Knewco in connection with the consummation of the transactions contemplated by this Agreement; however, in the event that any severance pay shall become so payable, such severance pay shall be paid by the Company. The Company shall remain liable for the termination payments under the employment contracts of Robert Abbott, Arthur J. Minasy, and Thomas A. Nicolette, provided in the case of Mr. Nicolette that he enters into an agreement with the Company to the effect that for a two-year period (subject to such payments being made to him) he will not compete with the Company other than on behalf of Knewco in the Knewco Territory and to the extent Knewco is permitted to hereunder.

                          (d)     Knewco shall endeavor to establish as of or
promptly after the Divestiture Date medical, disability and life insurance plans and other welfare benefits substantially comparable in the aggregate to the corresponding insurance plans and welfare benefits maintained and/or provided by the Company in favor of the Transferred Employees.

                          1.5     TARGET BOOK VALUE; ADJUSTMENTS.  The net
worth of Knewco on the Divestiture Date shall equal $24,011,000.00, reduced by the amount of any losses resulting from the Company's not conducting its business in the Knewco Territory following the date hereof in the ordinary course of business and consistent with past practices and policies, other than the transactions contemplated by this Agreement and the Merger Agreement, or as expressly consented to by Sensormatic (the "Target Book Value"). For purposes of this Section 1.5 and Section 7.6, neither the Target Book Value nor the net worth of the Company at the Divestiture Date shall reflect write-downs of the Company's assets which write-downs are not reflected on the Pro Forma Balance Sheet. For purposes of estimating the amount of cash and cash equivalents to be contributed to Knewco for purposes of Section 1.1(k), the Company and Knewco shall prepare an estimated balance sheet as of the Divestiture Date, reasonably acceptable to Sensormatic, giving effect to the contribution by the Company to Knewco of the Contributed Assets (the "Contribution") (the "Estimated Balance Sheet"). The Estimated Balance Sheet shall be prepared in accordance with generally accepted United States accounting principles consistently applied ("GAAP"), and the Allocation Principles, and shall be consistent with the May Pro Forma Balance Sheet. Based on the Estimated Balance Sheet, the cash and cash equivalents to be contributed to Knewco shall be increased or reduced in order that the net worth of Knewco as reflected on the Estimated Balance Sheet shall equal the Target Book Value. In addition to cash and cash equivalents, other current assets may be reduced if required so that the net worth of Knewco as reflected on the Estimated Balance Sheet will not exceed the Target Book Value. Following the Divestiture Date, there shall be a final cash adjustment as hereinafter set forth in Section 7.6.

                          1.6     TRANSFER OF CARIBE FINANCIAL ASSETS.
Immediately prior to the Contribution, Caribe shall transfer to the Company or another subsidiary or subsidiaries certain cash, cash equivalents and any other financial assets listed on Schedule VII.

                          1.7     ISSUANCE OF KNEWCO STOCK TO THE COMPANY.  If
the Divestiture shall be effected by the Knewco Stock Distribution, Knewco shall issue to the Company, contemporaneously with the contribution by the Company to Knewco of the Contributed Assets and the assumption by Knewco of the Assumed Liabilities, as contemplated in Sections 1.1 and 1.3, respectively, such additional number of shares of Knewco Common Stock as may be required in order for the Company to fulfill its obligations pursuant to Section 3.2 and any additional shares required in connection with outstanding stock options of the Company.

                1.8 PROCEEDS OF KNEWCO SALE. If the Divestiture shall be effected by the Knewco Sale, the proceeds shall be retained by the Company (except as contemplated in the Merger Agreement) and the Merger Consideration per Share (as defined in the Merger Agreement) shall be increased in accordance with the applicable provisions of the Merger Agreement.

                2.      CLOSING.

                2.1 CLOSING; DIVESTITURE DATE. Subject to Section 11.1, the closing of the transactions contemplated in this Agreement (the "Closing") shall take place at such place and on such date (within three business days after all of the conditions precedent set forth in Section 4 to be satisfied prior to the Closing have been satisfied or waived) as shall be agreed upon by the parties (the "Divestiture Date").

                2.2 COMPANY DELIVERIES. At the Closing, the Company shall execute and deliver to Knewco:

                (a) an Instrument of Assignment substantially in the form of Exhibit A hereto (the "Instrument of Assignment");

                (b) bargain and sale deeds with respect to such of the Contributed Realty as is owned in fee by the Company;

                (c)     assignments of the leases included in the Contributed
     Realty;

                (d) duly executed assignments of the United States and Canadian patents and patent applications and trademarks listed on
     Schedule IV;

                (e)     duly executed assignments of the Assigned Instruments;

                (f) a written acknowledgement by Banks that hold any liens (the "Bank Liens") on the Contributed Assets arising out of the Bank Loans that such Bank Liens will be released upon consummation of the Merger;

                (g) if the Divestiture shall be effected by the Knewco Stock Distribution, a duly executed Distribution Agency Agreement (the "Distribution Agency Agreement") between the Company and transfer agent (the "Distribution Agent") relating to the Knewco Stock Distribution;

                (h)     THE ESTIMATED BALANCE SHEET;

                (i) cash and cash equivalents in an amount determined pursuant to Section 1.5;

                (j) a License Agreement substantially in the form of Exhibit B hereto (the "License Agreement"); and

                (k) a Supply Agreement substantially in the form of Exhibit C hereto.

                2.3 KNEWCO DELIVERIES. At the Closing, Knewco shall execute and deliver to the Company:

                (a) an Instrument of Assumption substantially in the form of Exhibit D hereto (the "Instrument of Assumption");

                (b) in each case where Knewco is a party to any agreement or instrument referred to in Section 2.2, a duly executed counterpart of such agreement or instrument;

                (c) if the Divestiture shall be effected by the Knewco Stock Distribution, a certificate or certificates representing all of the outstanding shares of common stock of Knewco, in the number determined in accordance with Section 3.2(f), for delivery to the Distribution Agent for distribution pursuant to the Distribution Agency Agreement; and

                (d) if the Divestiture shall be effected by the Knewco Sale, a copy of all of the closing documents to such transaction.

                3.      THE DIVESTITURE.

                3.1 COOPERATION PRIOR TO THE DIVESTITURE. The Company shall effect the Divestiture either through the Knewco Stock Distribution, as contemplated in Section 3.2, or through the Knewco Sale, as contemplated in
Section 3.3. In either case, as promptly as practicable after the date hereof and prior to the commencement of business on the Divestiture Date, the Company and Knewco shall take all such action as may be necessary or appropriate to effect the Divestiture through either of such transactions as determined by the Company, including without limitation the specific actions set forth in Section
3.2 or Section 3.3, as applicable.

                3.2     THE KNEWCO STOCK DISTRIBUTION.

                (a) The Company and Knewco shall prepare, and Knewco shall file with the Securities and Exchange Commission (the "SEC"), a registration statement on Form 10 (the "Form 10") to effect the registration of the Knewco Common Stock pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The Company and Knewco shall use reasonable efforts to cause the Form 10 to be declared effective under the Exchange Act or, if the Company reasonably determines that the Knewco Stock Distribution may not be effected without registering the Knewco Common Stock pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Company shall use its best efforts to cause the Knewco Common Stock to be registered pursuant to the Securities Act, and thereafter effect the Knewco Stock Distribution in accordance with the terms of this Agreement, including, without limitation, by preparing and filing on an appropriate form a registration statement under the Securities Act covering the Knewco Common Stock and using its best efforts to cause such registration statement to be declared effective.

                (b) The Company and Knewco shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated in this Agreement to be in effect for Knewco.

                (c) The Company and Knewco shall take all such action as may be necessary or appropriate under any applicable state securities or "Blue Sky" laws or other applicable laws in connection with the transactions contemplated in this Section 3.2.

                (d) The Company and Knewco shall prepare, and Knewco shall file and seek to make effective, an application to permit listing or quotation of the Knewco Common Stock on ______________.

                (e) The Company's Board of Directors (or any duly appointed committee thereof) shall in its sole discretion establish the record date for the Knewco Stock Distribution (the "Distribution Record Date"), and the Divestiture Date and any appropriate procedures in connection with the Knewco Stock Distribution (subject in each case to the provisions of applicable law); provided that in no event shall the Knewco Stock Distribution occur prior to such time as (i) the Form 10 (or other registration statement referred to in Section 3.2(a)) shall have been declared effective by the SEC, (ii) the Knewco Common Stock shall have been approved for listing or quotation in accordance with Section 3.2(d) and (iii) the conditions set forth in Section 4 have been satisfied or waived.

                (f) Subject to Section 4, following the Distribution Record Date, but prior to the Divestiture Date, the Company shall deliver to the Distribution Agent one or more share certificates representing all of the outstanding shares of Knewco Common Stock to be distributed in the Knewco Stock Distribution and shall instruct the Distribution Agent to distribute on the Divestiture Date one share of Knewco Common Stock for each share of Common Stock, par value $.01 per share, of the Company, held by holders of record of such stock on the Distribution Record Date.
     Knewco agrees to provide all share certificates that the Distribution Agent shall require in order to effect the Knewco Stock Distribution. All shares of Knewco Common Stock issued in the Knewco Stock Distribution shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

                (g) Immediately upon consummation of the Knewco Stock Distribution, the Company shall not hold or beneficially own directly or indirectly any shares of Knewco Common Stock.

                3.3     KNEWCO SALE.

                (a) Subject to the provisions of Section 5.9 of the Merger Agreement, the Company's Board of Directors (or any duly appointed committee thereof) shall in its sole discretion establish any appropriate procedures in connection with the consideration and approval of proposals to purchase Knewco pursuant to the Knewco Sale (subject in each case to the provisions of applicable law) and shall approve a suitable agreement of purchase and sale to effect such transaction with a third party purchaser; however, any such agreement shall not commit the Company to any liability for representations or warranties, or any indemnity or any other obligations, to the purchaser of Knewco that survive the closing of such transaction, other than Sensormatic's obligations under this Agreement, in accordance with the terms hereof, and under the License Agreement and the Supply Agreement, in accordance with their respective terms.

                (b) The Company shall cause the purchaser under the Knewco Sale to acknowledge and accept this Agreement as contemplated on the signature page hereof.

                (c) The Company and Knewco shall take all such action as may be necessary or appropriate under any applicable federal securities laws, state securities or "Blue Sky" laws, or other applicable laws in connection with the transactions contemplated in this Section 3.3.

                (d) Immediately upon the effectiveness of the Knewco Sale, the Company shall not hold or beneficially own directly or indirectly any equity interest in the Contributed Assets.

                3.4 COMPANY APPROVAL OF CERTAIN KNEWCO ACTIONS. Unless otherwise provided in this Agreement, the Company shall cooperate with Knewco in effecting, and if so requested by Knewco the Company shall, as the sole stockholder of Knewco, ratify any actions that are reasonably necessary or desirable to be taken by Knewco to effectuate, prior to the Divestiture Date, the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the following: (a) the preparation and approval of the Certificate of Incorporation and By-laws of Knewco to be in effect at the Divestiture Date; (b) the election or appointment of directors and officers of Knewco to serve in such capacities commencing on the Divestiture Date; (c) the adoption, preparation and implementation of appropriate plans, agreements and arrangements for Knewco employees and Knewco non-employee directors (including, without limitation, plans, agreements or arrangements pursuant to which securities of Knewco would be acquired by employees); (d) the registration under applicable securities laws of any securities of Knewco issued or distributed pursuant to Section 3.2 and any securities issuable pursuant to employee benefit plans as contemplated in clause (c) above; and (e) the adoption of an appropriate purchase and sale agreement with a third party in connection with a Knewco Sale.

                3.5     TERMINATION OF CERTAIN CLAIMS.

                (a) As of the effectiveness of the Divestiture, Knewco shall have no claims against the Company based on any breach by the Company or its affiliates of any obligations under this Agreement that occurred prior to the effectiveness of the Divestiture, all of such claims being hereby irrevocably waived and terminated as of such time of effectiveness; provided that the foregoing shall not limit the Company's liability for any breach by the Company or its affiliates of any obligation under this Agreement that occurs following the effectiveness of the Divestiture, including, without limitation, the Company's obligation to indemnify Knewco as set forth herein, or under the License Agreement and the Supply Agreement.

                (b) As of the effectiveness of the Divestiture, the Company shall have no claims against Knewco based on any breach by Knewco or its affiliates of any obligations under this Agreement that occurred prior to the effectiveness of the Divestiture, all of such claims being hereby irrevocably waived and terminated as of such time of effectiveness; provided that the foregoing shall not limit Knewco's liability for any breach by Knewco or its affiliates of any obligation under this Agreement that occurs following the effectiveness of the Divestiture, including, without limitation, Knewco's obligation to indemnify the Company as set forth herein, or under the License Agreement and the Supply Agreement.

                4.      CONDITIONS.

                4.1 GENERAL CONDITION. The respective obligations of each party hereto to consummate the Divestiture and to perform all other obligations set forth herein is subject to the satisfaction or waiver (as provided for therein) of all of the conditions set forth in Section 6 and Section 7 of the Merger Agreement (other than the Divestiture and the conditions set forth in Sections 6.8 and 7.7 of the Merger Agreement).

                4.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Divestiture and to perform all other obligations set forth herein is subject to the satisfaction of the condition that Knewco shall have effected its assumption of the Assumed Liabilities, as contemplated in Section 1.3.

                4.3 CONDITIONS TO THE OBLIGATIONS OF KNEWCO. The obligations of Knewco to consummate the transactions contemplated herein and to perform all other obligations set forth herein is subject to the satisfaction or waiver of the conditions that (a) the Company shall have contributed to Knewco the Contributed Assets, as contemplated in Section 1.1, and (b) the Company shall have obtained an acknowledgement from the Banks with respect to the release of the Bank Liens, as contemplated in Section 2.2(f).

                5.      ACTS AND INSTRUMENTS OF TRANSFER.

                5.1 ACTS AND INSTRUMENTS. Whenever reasonably requested to do so by Knewco, on or after the Divestiture Date, the Company shall do, execute, acknowledge and deliver all such acts, bills of sale, assignments, confirmations, consents, other instruments of assignment, transfer and conveyance, and any and all such further instruments and documents, in form reasonably satisfactory to Knewco and its counsel, as shall be reasonably necessary or advisable to carry out the intent of this Agreement and to vest in Knewco all the right, title and interest of the Company in and to the Contributed Assets. The Company shall take such steps as may be required to put Knewco in actual possession and control of the Contributed Assets as of the time of Closing.

                5.2 AUTHORIZATION TO KNEWCO. Without limiting in any respect the right, title and interest in and to the Contributed Assets to be acquired by Knewco hereunder, effective upon the Closing, the Company hereby irrevocably authorizes Knewco, and its successors and assigns: to demand and receive, from time to time, any and all of the Contributed Assets, to give receipts and releases for or in respect of the same, to collect, assert or enforce any claim, right or title of any kind therein or thereto and, for such purpose, from time to time, to institute and prosecute in the name of the Company, or otherwise, any and all proceedings at law, in equity or otherwise, which Knewco shall deem expedient or desirable. The Company further agrees that Knewco shall retain for its own account any amounts collected pursuant to the foregoing authorization, and the Company agrees to pay to Knewco, if and when received, any amounts which shall be received by the Company after the Divestiture Date in respect of any acquired Contributed Assets.

                6.      CORRESPONDENCE AND RECORDS.

                6.1 CORRESPONDENCE. The Company hereby authorizes Knewco, on and after the Divestiture Date, to receive and open mail addressed to the Company and to deal with the contents thereof in a responsible manner, provided that such mail relates (or reasonably appears to relate) to the Business in the Knewco Territory, the Contributed Assets or the Assumed Liabilities, but Knewco shall deliver to the Company all other mail addressed to the Company which is delivered to and received by it.

                6.2 REFERRAL OF ORDERS. For a period of five years beginning on the Divestiture Date, (i) Knewco agrees to use reasonable efforts to refer to Sensormatic all orders and inquiries with respect to any products related to the Business for use outside of the Knewco Territory, and (ii) Sensormatic agrees to use reasonable efforts to refer to Knewco all orders and inquiries specifically referring to any products acquired with the Business and marketed or manufactured by Knewco following the Divestiture Date for delivery, or expressly intended for use, in the Knewco Territory ("Knewco Products"), with the exception of SuperStrip products; provided, however, that nothing in this Agreement shall prohibit or in any way limit Sensormatic from marketing, selling, leasing or in any other way dealing in any products competitive with any of the Knewco Products anywhere in the world, including the Knewco Territory.

                6.3 RECORDS. Knewco shall have the right to examine, use and make excerpts from any corporate minute books, books of account and other records and documents which are not included in the Contributed Assets, or connected with or relating to any of the Assumed Liabilities pursuant to this Agreement, and the Company shall not destroy any such books or records without Knewco's consent for seven years following the date of this Agreement. The Company shall have the right to examine, use and make excerpts from any books of account and other records and documents which are transferred to Knewco pursuant to this Agreement for any purpose connected with or relating to any event occurring prior to the Divestiture Date, and Knewco shall not destroy any such books or records without the Company's consent for seven years following the date of this Agreement.

                7.      OTHER AGREEMENTS.

                7.1 RELEASE OF BANK LIENS. The Company will obtain the release of Contributed Assets from the Bank Liens, following consummation of the Merger.

                7.2 FURTHER ASSURANCES. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated in this Agreement, including, without limitation, using its best efforts to obtain the consents and approvals to enter into any amendatory agreements and to make the filings and applications necessary or desirable to have been obtained, entered into or made in order to consummate the transactions contemplated in this Agreement.
Without limiting the foregoing, Knewco shall provide such cooperation and assistance (and that of its appropriate employees, if needed) as is reasonably requested by Sensormatic, and at Sensormatic's expense, to file and prosecute patent applications corresponding to any of the Retained Intellectual Property in any jurisdiction outside of the Knewco Territory, and to maintain any resulting patents in effect, including, without limitation, execution of any such patent applications and related documents and pleadings, and the giving of testimony.

                7.3 TRANSITION SERVICES. Following the Divestiture Date for a period of up to six months, Knewco will continue to provide to the Company and its subsidiaries, and their respective successors and assigns (each a "Knogo Entity"), as any such Knogo Entity shall request, any or all administrative services or functions, such as data processing, tax, accounting, insurance, personnel, employee benefits and communications (collectively, "Services") currently being provided by the Company and its subsidiaries (other than Knewco and its subsidiaries), in connection with the Business outside of the Knewco Territory, except that each Knogo Entity shall have the right to not accept any Services. During such period and thereafter as reasonably requested by Sensormatic, Knewco will provide the services of its appropriate personnel in connection with the preparation of any tax filings of the Company or Sensormatic and Sensormatic's year-end audit. Any of such Services shall be provided on a reasonable cost basis and such cost basis shall be documented by Knewco at the request of Sensormatic. Any Knogo Entity may terminate any Services at any time upon 10 days prior written notice to Knewco. At the request of Knewco, any Knogo Entity will enter into an agreement satisfactory to Knewco, Sensormatic and such Knogo Entity with respect to the provision of any Services that such Knogo Entity may request.

without repeating each and every allegation contained in the complaint.

                7.4 PERSONS TO BE EMPLOYED BY KNEWCO. Knewco shall extend an offer of employment to each of the persons listed in Schedule VIII, each currently an employee of the Company, consisting of approximately 200 people, commencing on the Divestiture Date and in the capacity set forth on such Schedule opposite such person's name or a comparable capacity.

                7.5     INSURANCE.

                (a) Knewco will endeavor to procure insurance having terms, conditions, exclusions and limitations substantially equivalent to the insurance coverages currently maintained by the Company with respect to the property and Business in the Knewco Territory and providing coverage with respect to the property, business and operations of Knewco on and after the Divestiture Date and with respect to any liabilities of Knewco caused by or arising out of occurrences or events taking place on or after the Divestiture Date.

                (b) On or before the Divestiture Date the parties shall arrange for Knewco to be protected, whether by means of liability insurance coverage having terms, conditions, exclusions and limitations substantially equivalent to the liability insurance coverage currently maintained by the Company with respect to the property and Business in the Knewco Territory or by other means, with respect to any liabilities of Knewco caused by or arising out of occurrences or events taking place prior to the Divestiture Date; provided that (i) the cost of such protection shall be reasonable and shall be for the Company's account and (ii) the Company and Knewco shall consult with each other and their respective insurance brokers in order to identify the most cost-effective means of maintaining the level of insurance previously maintained by the Company in the most cost-effective manner (possibly including each other as named insureds under their respective policies).

                7.6     POST-CLOSING ADJUSTMENT.

                (a) As promptly as practicable after the Divestiture Date and in any event within 45 days thereafter, Knewco shall prepare (with Sensormatic's cooperation, as appropriate) its final balance sheet at the Divestiture Date (the "Divestiture Date Balance Sheet"). The Divestiture Date Balance Sheet, which shall be prepared in accordance with GAAP and the Allocation Principles, and consistent with the Estimated Balance Sheet, shall reflect, among other things, the net worth of Knewco at the Divestiture Date after giving effect to the Contribution (but without giving effect to any write-downs described in Section 1.5). If
     Sensormatic and Knewco are in agreement as to the net worth of Knewco, as reflected on the Divestiture Date Balance Sheet, such net worth shall have been finally determined in accordance with this Section 7.6 and, accordingly, either Sensormatic or Knewco shall promptly pay to the other the cash payment, if any, required pursuant to Section 7.6(e). If Sensormatic and Knewco are not in agreement on such net worth, they shall promptly thereafter jointly instruct Deloitte & Touche ("Deloitte") to conduct an audit or, if agreed to by the parties, a review of the Divestiture Date Balance Sheet (the "Examination"). The purpose of the Examination shall be to determine the net worth of Knewco at the Divestiture Date after giving effect to the Contribution and the amount of any adjustment in the amount of cash or cash equivalents contributed to Knewco pursuant to this Section 7.6.

                (b) Sensormatic and Knewco shall jointly instruct Deloitte to complete the Examination within 30 days after the receipt of the Divestiture Date Balance Sheet as prepared by Knewco and to render its report thereon (the "Report") to Knewco and Sensormatic within such period. The Report shall include, among other things, Deloitte's calculation of the net worth of Knewco as reflected on the Divestiture Date Balance Sheet. Sensormatic and Knewco shall jointly instruct Deloitte to make its work papers with respect to the Examination and the Report available to Knewco and its advisers and to Sensormatic, Ernst & Young and Sensormatic's other advisers.

                (c) The content and conclusions of the Report shall be conclusive and binding on Sensormatic and Knewco unless either one notifies the other and Deloitte that it disputes the Report within 30 days after Deloitte's delivery of the Report to it. If either Sensormatic or Knewco timely disputes the Report, they shall promptly attempt to resolve any differences between them with respect to the Report. If they are unable to do so within 30 days after the date of the notice of dispute, either Sensormatic or Knewco or both of them jointly may submit the dispute to Price Waterhouse or, if they are unable or unwilling to act, such other "Big Six" public accounting firm as may be selected by the American Arbitration Association (the "Second Auditor") for resolution. The Second Auditor shall provide Sensormatic and Knewco with the opportunity to present their respective positions with respect to the dispute. The determination of the Second Auditor shall be conclusion and binding on Sensormatic and Knewco, except in the event of manifest error. In making such determination, the Second Auditor shall be deemed to act as an expert and not as an arbitrator.

                (d) The charges of Deloitte in the conduct of the Examination and the preparation of the Report shall be borne by Sensormatic. The charges of the Second Auditor shall be borne by Sensormatic and Knewco in the proportions determined by the Second Auditor on the basis that each party shall bear the cost of the Second Auditor's services which relate to the amount of the disputed items that are resolved against it. Such determination by the Second Auditor shall be binding on Sensormatic and Knewco. Sensormatic and Knewco shall cooperate with Deloitte and the Second Auditor in the conduct of the Examination, the preparation of the Report and any resolution of any dispute with respect thereto by the Second Auditor.

                (e) After the net worth of Knewco as reflected on the Divestiture Date Balance Sheet has been finally determined in accordance with this Section 7.6, (i) if such net worth exceeds the Target Book Value, Knewco shall promptly make a cash payment to Sensormatic in the amount of such excess, or (ii) if the Target Book Value exceeds such net worth, Sensormatic shall promptly make a cash payment to Knewco in the amount of such excess.

                7.7 DELAYED TRANSFERS UNDER MERGER AGREEMENT. In the event that any Acquired Subsidiary (as defined in the Merger Agreement) is managed by Knewco on an interim basis, or is ultimately transferred to Knewco by the Escrow Agent pursuant to Section 10.2 of the Merger Agreement, the parties agree that any such Acquired Subsidiary shall be deemed to be covered by this Agreement as if it were a subsidiary of Knewco, and that the Knewco Territory, non-competition and other provisions of this Agreement shall be modified by the parties as may be necessary to equitably adjust their respective rights and obligations hereunder in order to enable Knewco to operate the business of any such Acquired Subsidiary. Knewco shall abide by Section 5.1 of the Merger Agreement with respect to any such Acquired Subsidiary, unless and until transferred to Knewco thereunder.

                8.      NO WARRANTY.  Except as set forth in Section 1.5 and
Section 7.1, the Company does not, in this Agreement or any other agreement, instrument or document contemplated in this Agreement or the Merger Agreement, make any representation or warranty, or (except as expressly set forth herein) any covenant or agreement, with respect to:

                (a) the value of any asset or thing of value to be transferred to Knewco;

                (b) the freedom from encumbrance of any asset or thing of value to be transferred to Knewco;

                (c) the absence of defenses or freedom from counterclaims with respect to any claim, including accounts receivable, to be transferred to Knewco; or

                (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

All assets to be transferred to Knewco shall be transferred "AS IS, WHERE IS" and Knewco shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Knewco good and marketable title, free and clear of any lien, claim, equity or other encumbrance, provided that Knewco shall in any event receive all of the Company's right, title and interest therein.

                9.      INDEMNIFICATION.

                9.1 INDEMNIFICATION OF KNEWCO. The Company and Sensormatic (as successor to the Company following the Merger) jointly and severally shall indemnify, defend and hold harmless Knewco from and against any loss, damage, liability or expense (including any related costs and expenses referred to in Section 9.3) (collectively "Damages") (i) arising out or connected with any breach of any covenant of the Company contained in this Agreement, (ii) arising out of or in connection with any matter relating to the Business (other than related to the Assumed Liabilities), or (iii) arising out of or in connection with any matter which is specifically set forth in Schedule IX.

                Without limiting the generality of the foregoing, the Company and Sensormatic shall indemnify, defend and hold harmless Knewco, each director, officer, employee, and agent of Knewco, and each person, if any, who controls Knewco, within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained anywhere in the proxy statement (the "Proxy Statement") pursuant to which the Board of Directors of the Company shall solicit proxies to be voted for the approval of the Merger and which shall also set forth appropriate financial and other disclosure concerning the Divestiture, Knewco, the Business, and certain other matters, and the Registration Statement of which it forms a part (the "Registration Statement"), but not as to any Knogo Information (as hereinafter defined) included in the Proxy Statement or Registration Statement), or the omission or alleged omission to state anywhere in the Proxy Statement or the Registration Statement (other than in the Knogo Information) a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                Knewco shall give the Company and Sensormatic prompt notice of any claim, action, suit or proceeding which Knewco believes might give rise to indemnification under this Section 9.1.

                9.2 INDEMNIFICATION OF THE COMPANY AND SENSORMATIC. Knewco shall indemnify, defend and hold harmless the Company and Sensormatic from and against any Damages (i) arising out or connected with any breach of any covenant of Knewco contained in this Agreement, (ii) arising out of or in connection with any Assumed Liabilities, (iii) arising out of or in connection with the Divestiture (except with respect to liabilities or obligations of the Company or Sensormatic hereunder), or (iv) arising out of or in connection with any matter which is specifically set forth in Schedule X.

                Knewco shall indemnify, defend and hold harmless the Company and Sensormatic, each of their respective subsidiaries, each director, officer, employee and agent of each of the Company and Sensormatic or any of their respective subsidiaries, and each person, if any, who controls the Company and Sensormatic or any of their respective subsidiaries within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any portion of the Proxy Statement or the Registration Statement supplied by, or based on information supplied by, the Company or Knewco, or any Form 10 (or other registration statement referred to in Section 3.2(a)) of Knewco (the "Knogo Information"), or the omission or alleged omission to state in the Knogo Information a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                9.3 RELATED COSTS AND EXPENSES. Each indemnifying party hereto (the "Indemnitor") shall, in addition to such Indemnitor's obligations under Section 9.1 or 9.2, as applicable, indemnify and hold harmless the indemnified party hereto (the "Indemnitee") from, against and in respect of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, costs (including reasonable attorneys' fees and disbursements) and legal and other expenses incurred by the Indemnitee as a result of any matter as to which the Indemnitee is entitled to indemnification under such Sections, or in defending any allegations or claims which, if true, would give rise to Damages subject to indemnification thereunder, or incident to the enforcement by the Indemnitee of this Section 9 (provided the Indemnitee prevails in such action for enforcement).

                9.4 PROCEDURES FOR ASSERTING CLAIMS, ETC. All claims for indemnification under this Section 9 shall be asserted and resolved as follows:

                (a) In the event that any claim or demand for which an Indemnitee would be entitled to indemnification pursuant to this Section 9 is asserted against an Indemnitee or sought to be collected from an Indemnitee by a third party, the Indemnitee shall give the Indemnitor timely notice (to the extent practicable), specifying the nature of such claims or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). For purposes of this Section 9.4(a), in the event that any such claim is asserted directly against any Indemnitor, a Claim Notice shall be deemed to have been given with respect to such claim by the Indemnitee, and the Indemnitor shall promptly notify the Indemnitee of such claim and of the Indemnitor's response under this Section 9.4(a). The Indemnitor shall have 10 business days from receipt of the Claim Notice (the "Notice Period") to notify the Indemnitee (i) whether or not it acknowledges in full its liability to the Indemnitee hereunder with respect to such claim or demand, and (ii) if the Indemnitor acknowledges such liability, whether or not it desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand. In the event that the Indemnitor notifies the Indemnitee within the Notice Period (and not thereafter) that it acknowledges in full such liability and desires to defend against such claim or demand, then except as hereinafter provided, the Indemnitor shall have the right to defend the claim using counsel reasonably satisfactory to the Indemnitee; provided, however, that such Indemnitee shall in any event have the right to defend any claim with respect to which an adverse outcome could have a material adverse effect on its business, condition (financial or otherwise) or results of operations. The Indemnitee shall also have the right to control the defense of any claim as to which the Indemnitor does not timely acknowledge liability in full, or as to which it does not timely notify the Indemnitee of its desire to defend. The party not entitled to defend may participate in, but not control, any such defense at its sole cost and expense.

                (b) No settlement or compromise of any such claim or demand, or any related action, suit or proceeding, shall be made without the prior consent of the Indemnitor and the Indemnitee, which consent shall not be unreasonably withheld by either of them.

                (c) In the event that an Indemnitee should have a claim against an Indemnitor hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor.

                10.     NON-COMPETITION AND CONFIDENTIALITY.

                (a) Knewco agrees that, for a period of five years after the Divestiture Date, it shall not, anywhere in France, Germany, Spain, the United Kingdom, Belgium, The Netherlands or Italy, elsewhere in Europe or elsewhere in the world outside the Knewco Territory (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Knewco), directly or indirectly:

                        (i) market, distribute, sell, lease, install, service or maintain any electronic article surveillance systems, including re-usable tags, disposable labels and accessory products used in such systems, closed circuit television systems and products, and other products to deter and detect shoplifting and employee theft (collectively, "Loss Prevention Products") manufactured, marketed, sold or leased by the Company prior to the Divestiture Date, or any improvements or successors thereto (or license any Contributed Intellectual Property);

                         (ii) otherwise engage in the business of or activities relating to manufacturing, marketing, distributing, selling, leasing, servicing or maintaining, or licensing, any Loss Prevention Products whatsoever;

                        (iii) solicit or attempt to solicit business of any customers of the Company or any Acquired Subsidiary (including prospective customers solicited by the Company or any Acquired Subsidiary) for Loss Prevention Products or related services the same or similar to those offered, sold, produced or under development by the Company or any Acquired Subsidiary as of the date hereof;

                        (iv) otherwise divert or attempt to divert from any Acquired Subsidiary any business whatsoever;

                        (v) solicit or attempt to solicit for any business endeavor any employee of the Company or any Acquired Subsidiary or any former employee of the Company or any Acquired Subsidiary who becomes an employee of Sensormatic by virtue of the Merger;

                        (vi) interfere with any business relationship between the Company or any Acquired Subsidiary or Sensormatic, on the one hand, and any other person, on the other hand; or

                        (vii) have any interest as a stockholder, partner, lender or otherwise in, any person which is engaged in activities which, if performed by Knewco, would violate this Section 10, or permit or encourage any of its employees or employees to engage in any such activity; provided, however, that the foregoing shall not prevent Knewco from purchasing or owing up to 2% of the voting securities of any corporation, the securities of which are publicly traded, that may be deemed to be in competition with Sensormatic outside of the Knewco Territory.

In addition, at no time (either before or after the term hereinabove set forth) shall Knewco, or any successor thereto, do business under the "Knogo" name or a name similar thereto outside the Knewco Territory, or utilize the Company's other trademarks or trade names outside the Knewco Territory.

                In the event of a "Change of Control" of Knewco, either pursuant to a Knewco Sale or following the date of this Agreement, the obligations of Knewco under this Section 10(a) shall continue with respect to Knewco's then existing trademarks, trade names and products, and products subsequently developed which utilize any of the Contributed Intellectual Property, but shall not be construed to limit the activities of the acquiring person with respect to its names and products, or new products developed by the combined entity which do not utilize any of the Contributed Intellectual Property.

                As used in this Section 10(a), "Change of Control" means any transaction or series of transactions pursuant to which (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13(d) under the Exchange Act) of more than 50% of the combined voting power of Knewco or
(ii) the business, and substantially all of the assets, of Knewco relating to the products used in the Business that are included in the Contributed Assets are sold or transferred to an unaffiliated third party.

                (b) Knewco acknowledges that it and its employees have become informed of, and had access to, in addition to the Contributed Intellectual Property, other confidential information of the Company including, without limitation, technical know-how and other intellectual property, marketing plans and information, pricing information, identity of customers and prospective custom ers with respect to the Business outside of the Knewco Territory, and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by one or more of such employees, was and is the property of the Company except to the extent relating solely to the Business in the Knewco Territory, and, to the extent not proprietary to Knewco by virtue of this Agreement, Knewco shall, and shall use its reasonable best efforts to cause any such employee to, hold the same in trust and solely for the benefit of the Company or any successor or assign thereof, including without limitation Sensormatic, except as hereinafter set forth. Except in connection with the conduct of Knewco's business in the Knewco Territory, Knewco shall not, and it shall use its reasonable best efforts to cause its employees, affiliates or agents not to, at any time reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use any of the Company's confidential information, except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Knewco or its employees, affiliates or assets or legitimately acquired from third parties not under an obligation of confidentiality to Sensormatic or the Company or can be demonstrated to have been independently developed by Knewco after the date hereof without reference to such confidential information.

                (c) Because neither the Company (and Sensormatic, as successor to the Company) nor Knewco have an adequate remedy at law to protect their respective businesses from the other's competition or to protect their respective interests in their respective trade secrets, privileged, proprietary or confidential information (including technical know-how) and similar commercial assets, each of the Company (and, following the Effective Time, Sensormatic) and Knewco shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of this Section 10, be available to them. The provisions of this
Section 10 shall survive the Divestiture Date.

                For purposes of this Section 10, the term "Sensormatic" includes Sensormatic's subsidiaries, joint ventures and other affiliates (including those acquired pursuant to the Merger).

                11.     MISCELLANEOUS.

                11.1 TERMINATION. This Agreement (a) may be terminated at any time prior to the Divestiture Date by mutual written consent of the Company and Sensormatic, or (b) shall terminate upon termination of the Merger Agreement prior to the Merger.

                11.2 ENTIRE AGREEMENT. This Agreement, together with the schedules and exhibits hereto, and together with the Merger Agreement, the License Agreement and the Supply Agreement, to the extent applicable, sets forth the entire understanding of the parties with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings of the parties hereto with respect to its subject matter, except any confidentiality agreements executed by the Company and Sensormatic. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision.

                11.3 AMENDMENTS; WAIVERS. This Agreement (including the Annex, Schedules and Exhibits hereto) may be amended by the parties at any time prior to the Divestiture Date. Any such amendment shall be in writing signed on behalf of the party or parties to be charged. At any time prior to the Divestiture Date, either the Company or Knewco may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                11.4 COMMUNICATIONS. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified envelope addressed to, or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or telecopier number for such party set forth below, or to such other address or telecopier number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt.

                If to the Company:

                        Knogo Corporation
                        350 Wireless Boulevard
                        Hauppauge, New York 11788
                        Attention:    Thomas A. Nicolette
                                      Facsimile No.: (516) 232-2812

                With a copy to:

                        Stroock & Stroock & Lavan
                        Seven Hanover Square
                        New York, New York 10004
                        Attention:    David H. Kaufman
                                      Facsimile No.: (212) 806-6006

                If to Knewco:

                        Knogo North America Inc.
                        350 Wireless Boulevard
                        Hauppauge, New York 11788
                        Attention:    Thomas A. Nicolette
                                      Facsimile No.: (516) 232-2812


                With a copy to:

                        Stroock & Stroock & Lavan
                        Seven Hanover Square
                        New York, New York 10004
                        Attention:    David H. Kaufman
                                      Facsimile No.: (212) 806-6006

            If to Sensormatic:

                        Sensormatic Electronics Corporation
                        500 N.W. 12th Avenue
                        Deerfield Beach, Florida 33442
                        Attention:    Corporate Counsel
                                      Facsimile No.: (305) 420-2561
                                      and
                                      Vice President of Corporate Development
                                      Facsimile No.: (305) 420-2964

                With a copy to:

                        Christy & Viener
                        620 Fifth Avenue
                        New York, New York 10020
                        Attention:    Anthony J. Carroll
                                      Facsimile No.: (212) 632-5555

                11.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, enforceable against and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, without limitation, Sensormatic as the successor to the Company pursuant to the Merger, and a purchaser of Knewco pursuant to a Knewco Sale or subsequent successor to Knewco's Business), and nothing herein is intended to confer any right, remedy or benefit upon any other person. Except as contemplated in the preceding sentence, Knewco may not assign its rights or delegate its obligations under this Agreement without the express written consent of Sensormatic or the Company, as applicable.

                11.6 GOVERNING LAW; JURISDICTION. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court, Southern District of New York and to the jurisdiction of any other competent court of the State of New York located in New York City in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated herein. Each party hereby waives the right to any other jurisdiction or venue to which any of them may be entitled by reason of its present or future domicile. The parties agree that service of process may be made by U.S. registered mail, return receipt requested, to a party at its address set forth in Section 11.4.

                11.7 SAVINGS CLAUSE. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

                11.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                11.9 CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to the Agreement shall be deemed to include all Schedules and Exhibits hereto, and references herein to Annexes, Sections, Schedules and Exhibits are to the sections, schedules and exhibits of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                             KNOGO CORPORATION


                                             By:
                                               --------------------------------
                                                Thomas A. Nicolette
                                                President


                                             KNOGO NORTH AMERICA INC.


                                             By:
                                                --------------------------------
                                                Thomas A. Nicolette
                                                President

                Effective as of the Effective Time of the Merger, Sensormatic Electronics Corporation, as successor to Knogo Corporation, shall become a party to the foregoing Contribution and Divestiture Agreement and hereby acknowledges and accepts such Agreement.

                                             SENSORMATIC ELECTRONICS CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                At the effective time of a Knewco Sale, the undersigned, as the purchaser and successor to Knogo North America Inc., hereby acknowledges and accepts the foregoing Contribution and Divestiture Agreement and agrees to be bound by the terms thereof and of the License Agreement, the Supply Agreement and the other documents and instruments referred to therein.

                                             [PURCHASER IN A KNEWCO SALE]


                                             By:
                                                --------------------------------
                                                Name:
                                                Title: